UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019

Office Properties Income Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the term “the Company” refers to Office Properties Income Trust.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described in Item 5.07 of this Current Report on Form 8-K, at the Company’s annual meeting of shareholders held on May 16, 2019, the Company’s shareholders approved an amendment to the Office Properties Income Trust 2009 Incentive Share Award Plan, as amended (the “Share Award Plan”) to extend the term of the plan by three years to June 11, 2022.

A composite copy of the Share Award Plan, which reflected the amendment to that plan that was approved by the Company’s shareholders and certain other amendments, was included as Annex A to the Company’s proxy statement for the Company’s 2019 annual meeting of shareholders, which proxy statement was filed with the Securities and Exchange Commission (the “SEC”), on March 28, 2019, and is available at the SEC’s website at www.sec.gov. The terms and conditions of the Share Award Plan and information pertaining to certain participants in the Share Award Plan are described in detail in that proxy statement. The foregoing description of the Share Award Plan is qualified in its entirety by the terms of the Share Award Plan as so amended. A copy of Amendment No. 2 to the Share Award Plan is attached hereto as Exhibit 10.1, and a composite copy of the Share Award Plan that gives effect to Amendment No. 2 to the Share Award Plan is attached hereto as Exhibit 10.2, and both are incorporated by reference herein.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on May 16, 2019, the Company’s shareholders voted on the election of Barbara D. Gilmore as an Independent Trustee in Class I of the Board of Trustees (the “Board”) for a three year term of office continuing until the Company’s 2022 annual meeting of shareholders and until her successor is duly elected and qualifies.  Ms. Gilmore received the following votes:

For	Withhold	Broker Non-Votes
22,384,066	9,418,511	12,451,969

The Company’s shareholders also voted on the election of John L. Harrington as an Independent Trustee in Class I of the Board for a three year term of office continuing until the Company’s 2022 annual meeting of shareholders and until his successor is duly elected and qualifies.  Mr. Harrington received the following votes:

For	Withhold	Broker Non-Votes
21,986,280	9,816,297	12,451,969

The Company’s shareholders also voted on the election of Adam D. Portnoy as a Managing Trustee in Class I of the Board for a three year term of office continuing until the Company’s 2022 annual meeting of shareholders and until his successor is duly elected and qualifies. Mr. Portnoy received the following votes:

For	Withhold	Broker Non-Votes
18,820,906	12,981,671	12,451,969

The Company’s shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement relating to the Company’s 2019 annual meeting of shareholders.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
18,452,171	12,943,177	407,229	12,451,969

The Company’s shareholders also ratified the appointment of Ernst & Young LLP as the Company’s independent auditors to serve for the 2019 fiscal year.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
42,530,591	1,397,878	326,077	N/A

The Company’s shareholders also voted on the approval of an amendment to the Share Award Plan.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
29,649,696	1,814,689	338,192	12,451,969

The results reported above are final voting results.

Item 9.01.       Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1	The Office Properties Income Trust 2009 Incentive Share Aware Plan, Amendment No. 2

10.2	Composite Copy of The Office Properties Income Trust 2009 Incentive Share Award Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

	By:	/s/ Jeffrey C. Leer
	Name:	Jeffrey C. Leer
	Title:	Chief Financial Officer and Treasurer

Date: May 16, 2019